Exhibit No. 21

                          JOURNAL COMMUNICATIONS, INC.
                         Subsidiaries of the Registrant

The following list shows our significant subsidiaries as of December 31, 2002, their respective states of incorporation and the percentage of voting securities of each subsidiary owned by its immediate parent. All companies listed have been included in the consolidated financial statements filed herewith.

                                                                                         Percent of Voting
                                                        State                            Securities Owned
Subsidiary                                         of Incorporation                        by Registrant
----------                                         ----------------                        -------------
Journal Sentinel Inc.                              Wisconsin                            100% by Registrant
Journal Broadcast Corporation*
   (d/b/a Journal Broadcast Group)                 Nevada                               100% by Registrant
NorthStar Print Group, Inc.                        Wisconsin                            100% by Registrant
Add, Inc.                                          Wisconsin                            100% by Registrant
Norlight Telecommunications, Inc.                  Wisconsin                            100% by Registrant
IPC Communication Services, Inc.                   Michigan                             100% by Registrant

------------------------------------------


*Journal Broadcast Corporation has 3 subsidiaries operating in the United
States.

We have no controlling parent. 25,920,000 shares, or 90%, of our issued common stock, are owned of record by the stock trust. However, the stock trust must generally deliver a proxy to active employee unitholders to vote shares on most matters. Accordingly, we are not controlled by the stock trust and do not consider it to be our "parent" within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended. See Item 12 "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters."


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